SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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Behringer

ADVISORS

Dear Financial Advisor,

We appreciate your support of Vertical Capital Income Fund (the "Fund"). As you are probably aware, the Board of Trustees of the Fund appointed Behringer Advisors, LLC as the interim adviser to the Fund on July 6, 2015. Before the Fund can appoint Behringer Advisors, LLC as the new adviser going forward, the shareholders of the Fund must approve Behringer Advisors, LLC as the adviser to the Fund. The Board of Trustees of the Fund has called a special meeting of the shareholders of the Fund, to be held at the offices of the Fund's administrator, Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on October 30, 2015 at 10:00 a.m., Eastern Time, to approve the appointment of Behringer Advisors as the adviser of the Fund and approve the new investment advisory agreement between the Fund and Behringer Advisors. The Board has also proposed that Robert J. Chapman, an executive officer of the adviser, be elected as an interested Trustee on the Board.

YOUR CLIENT’S VOTE IS IMPORTANT.

In order to approve Behringer Advisors and the new investment advisory agreement, an affirmative vote of a majority of the shares is required. Broker non-votes and abstentions will have the same effect as a vote against the proposal. In order to elect Mr. Chapman, a plurality vote is required (in other words, Trustee positions are filled by nominees who receive the largest number of votes).

RECOMMENDATION

The Board of Trustees of the Fund, including all of the Independent Trustees, recommends that shareholders of the Fund vote "FOR" approval of Behringer Advisors as the new Fund adviser, approval of the new investment advisory agreement and the election of Mr. Chapman to the Board of Trustees.

Additional information about Behringer Advisors and Mr. Chapman can be found in the definitive proxy statement we have commenced mailing to your clients and is available at www.verticalus.com, or by calling 866-277-8243.

Shareholders of record at the close of business on September 4, 2015 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

HOW TO VOTE YOUR PROXY

To assure representation at the meeting, please have your clients complete the proxy card enclosed with the proxy materials sent to them and return it promptly by either:

•         1) Mailing the proxy card

•         2) Calling the number listed on the proxy card

•         3) Faxing it to the number listed on the proxy card

•         4) Via Internet, as indicated in the voting instruction materials

If your client attends the meeting, your client may revoke his or her proxy and vote his or her shares in person at the meeting.

If you have any questions about the proxy materials, vote or any other related questions, please call the proxy information line at 855-723-7822.

Once again, we appreciate your support.

Michael D. Cohen

President, Behringer

President, Vertical Capital Income Fund

3220-1 • Published 09/19 • © 2015 Behringer                         beringerinvestments.com • 866.655.3600

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Behringer Advisors, LLC is the SEC-registered investment advisor and affiliate of Behringer Harvard Holdings, LLC.

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